===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Meadow Valley Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           MEADOW VALLEY CORPORATION
                      4411 South 40th Street, Suite D-11
                            Phoenix, Arizona 85040


                              PROXY STATEMENT AND
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 21, 1999


     To the shareholders of Meadow Valley Corporation:

     The Annual Meeting of the shareholders of Meadow Valley Corporation (the "Company") will be held at the Company's Nevada offices, 1501 Highway 168, Moapa, Nevada at 11:00 A.M. on June 21, 1999, or at any adjournment or postponement thereof, for the following purposes:

     1.  To elect three directors of the Company.

     2. To consider a proposal requiring shareholder approval for certain related party transactions.

     3. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 30, 1999 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               Bradley E. Larson
                               Chief Executive Officer


May 7, 1999

                                PROXY STATEMENT

                           MEADOW VALLEY CORPORATION
                      4411 South 40th Street, Suite D-11
                            Phoenix, Arizona 85040
                           Telephone: (602) 437-5400

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 21, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meadow Valley Corporation (the "Company"), a Nevada corporation, of $.001 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 11:00 A.M. on June 21, 1999, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 7, 1999. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve any proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.


VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 30, 1999 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 3,501,250 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 30, 1999, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group.

     All shares are owned beneficially and of record. The address of all persons is in care of the Company at 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040.



                                             Number of Shares of    Percent of
                                             Common Stock Owned    Common Stock
                                                of Record and        Owned(1)
Name                                           Beneficially (1)

Kim A. Lewis, Trustee of Richard C. Lewis
GST Marital Sub Trust and Kim A. Lewis
Survivor's Trust                                     500,000          13.2%

Heartland Advisors, Inc.                             332,600           8.8%

Alan Terril (2)                                      130,866           3.4%

Kenneth D. Nelson (3)                                103,533           2.7%

Paul R. Lewis (4)                                    204,266           5.4%

Bradley E. Larson (5)                                111,249           2.9%

Charles E. Cowan (6)                                  15,333            .4%

Gary A. Agron (6)                                     15,333            .4%

Earle C. May (7)                                      44,850          1.18%

Charles R. Norton                                          0             0%

All officers and directors as a group (11 persons)   706,780          18.6%


(1)  Includes stock options exercisable within 60 days from the date hereof.
(2)  Includes stock options to purchase 30,866 shares of Common Stock.
(3)  Includes stock options to purchase 25,933 shares of Common Stock.
(4)  Includes stock options to purchase 33,466 shares of Common Stock.
(5)  Includes stock options to purchase 39,000 shares of Common Stock.
(6)  Includes stock options to purchase 15,333 shares of Common Stock.
(7) Includes 8,000 shares of Common Stock and 36,850 common stock purchase warrants held by May Management, Inc., an investment management firm controlled by Mr. May.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide for directors with staggered terms of office, to be divided as equally as possible. Nominees of each class of directors serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office. Directors not employed by the Company receive $7,000 per year for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses.

     The Board of Directors currently consists of eight members, including three Class A directors whose terms expire in 2000, three Class B directors whose terms expire in 2002 and two Class C directors whose terms expire in 2001. At the meeting, the three Class B directors are to be elected to three-year terms expiring in 2002. The nominees for the Class B directors are Messrs. Agron, Lewis and May, all of whom presently serve on the Board of Directors of the Company.

     Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

NAME                                POSITIONS AND OFFICES WITH THE COMPANY
----                                --------------------------------------


Nominees                            Class B Directors
                                    Term Expires in 2002

Gary A. Agron  (1)(2)               Director
Paul R. Lewis                       Chief Operating Officer and Director
Earle C. May  (1)(2)                Director

Continuing Directors                Class A Directors
                                    Term Expires in 2000

Charles E. Cowan (1)(2)             Director
Kenneth D. Nelson                   Chief Administrative Officer, Vice President
                                    Director
Alan A. Terril                      Vice President-Nevada Operations and
                                    Director

                                    Class C Directors
                                    Term Expires in 2001

Bradley E. Larson                   President, Chief Executive Officer and
                                    Director
Charles R. Norton (1)(2)            Director


(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     Bradley E. Larson, age 44, has been a director of the Company since 1994 and was appointed President in July 1995 and Chief Executive Officer in November 1995. Mr. Larson was employed by Tanner Companies ("Tanner") from 1976 until December 1994. He was Division President of the Western Arizona region for Tanner from 1984 to 1988, Vice President of Operations from 1988 to 1989 and President of Tanner's Construction Division from 1989 until he joined the Company as its Chief Operating Officer in December 1994. Mr. Larson earned a BSE degree in Industrial Engineering from Arizona State University in 1979. He has been active in several construction industry associations and is past Chairman and Director of Arizona Rock Products Association, and Secretary and Director of the Arizona Highway Users Conference.

     Paul R. Lewis, age 52, has been a director of the Company since 1993 and has been involved in the construction industry since 1964 as a construction worker, subcontractor and general contractor. He joined the Company (which was founded by his brother Richard C. Lewis) in October 1993 as its Chairman and became its Chief Executive Officer in October 1994 and Chief Operations Officer in November 1995. From January 1987 to September 1993, he was President and a principal stockholder of Ron Lewis Construction Company and from 1993 to 1994, he was the managing member of Wiser Construction LLC, construction firms operating primarily in Nevada. Since 1994, Mr. Lewis has been a member of Wiser Construction LLC, a licensed but inactive entity.

     Kenneth D. Nelson, age 41, has been a director of the Company since 1993 and has been involved in the financial reporting and operations management areas of the construction industry since 1982. He joined the Company in April 1989, became Vice President of Finance in February 1992, Vice President and Chief Financial Officer in October 1993 and Chief Administrative Officer in 1997.
From August 1986 until April 1989, he was operations manager for Builders Unlimited, a construction firm based in Phoenix, AZ. Mr. Nelson earned a Bachelors of Science Degree in Business Administration from Arizona State University in 1984.

     Alan A. Terril, age 58, joined the Company in May 1992 and became its Vice President - Nevada Operations and a director in October 1993. From February 1979 until April 1992, he was general superintendent, responsible for on-site construction management, for Ron Lewis Construction Company, a heavy construction firm owned and operated by Paul R. Lewis, the Company's Chief Operations Officer and a director.

     Gary A. Agron, age 54, was appointed to the Board of Directors in November 1995. He is an attorney who has specialized in the practice of securities law since 1977, with emphasis on representation of issuers and broker-dealers in public offerings and private placements of equity securities. He is also a director of Xedar Corporation, a publicly-held Boulder, Colorado based high technology firm, since 1973, and U.S. Pawn, Inc., a publicly-held Denver, Colorado based pawnshop operator, since 1989.

     Charles E. Cowan, age 52, was appointed to the Board of Directors in November 1995. He is President of Charles Cowan & Associates, Ltd. and has an extensive background in government and industry consulting. Prior to forming his own company, he held CEO positions in Arizona's Department of Transportation and Department of Economic Security, and served with the U.S. Corps of Engineers for 25 years.

     Earle C. May, age 81, was appointed to the Board of Directors in March 1999. Since 1969, Mr. May has been Chairman and Chief Executive Officer of May Management Inc., an investment management firm. He earned a Bachelor of Arts degree and Master of Arts degree from the University of Wisconsin and Master of Science degree from the United States Naval Academy. He is a director of Roses Holdings, Inc., a publicly-held company.

     Charles R. Norton, age 58, was appointed to the Board of Directors in March 1999. Since 1963, Mr. Norton has been involved in the highway construction industry in various capacities. From 1968 to 1972, he was General Manager of Quaker Empire Construction in Wilkes Barre, Pennsylvania. From 1972 to 1992, Mr. Norton was Sales Manager, General Manager and Vice President of Syro Steel Company, headquartered in Girard, Ohio. Since 1992, Mr. Norton has been Vice President of Trinity Industries, which purchased Syro in 1992. He graduated with a Bachelor of Science degree from Brigham Young University in 1968.

     Gary W. Burnell, age 52, was named Vice President, Treasurer and Chief Financial Officer effective April 1997. From 1986 until then, Mr. Burnell served as Chief Financial Officer and in a variety of general management and advisory capacities for various business interests of Edward L. Taylor ("Taylor"), a pioneer of the cable television and satellite communications industries. Mr. Burnell's initial duties for Taylor were as vice president, treasurer and chief financial officer of TEMPO Enterprises, Inc., an American Stock Exchange-listed cable television and satellite communications company until TEMPO's acquisition by Tele-Communications, Inc. in December 1988, after which Mr. Burnell remained with Tele-Communications, Inc. during a six-month transition period. Mr. Burnell has 30 years of experience in financial reporting and administration for public and private companies. He is a certified public accountant and holds undergraduate and graduate degrees in business administration and accounting, respectively. Mr. Burnell began his career with Arthur Andersen & Co.

     Julie L. Bergo, age 36, was named Secretary and Principal Accounting Officer and has served as Controller since October 1995. She received her Bachelor of Science degree with a major in accounting from Moorhead State University in Moorhead, Minnesota. She has over ten years experience in the accounting profession, including as a staff auditor from 1989 to 1993 with a Minneapolis, Minnesota based Certified Public Accounting firm, a regulatory and credit analyst with a regional broker-dealer in Minneapolis, Minnesota from 1993 to 1994 and a senior audit manager with a Phoenix, Arizona based Certified Public Accounting firm from 1994 to 1995.

                            SHAREHOLDER'S PROPOSAL

     A shareholder of the Company, who owns a total of 1,000 shares of the Company's Common Stock purchased on March 19, 1997 for $4.13 per share, has requested that the Company include the following "Shareholder's Proposal" and "Supporting Statement" in this Proxy Statement. Although not favored by the Company's management and directors, the language of the Shareholder's Proposal and Supporting Statement has been included verbatim as provided by the shareholder:

     "RESOLVED that the company by-laws be amended to add the following:

          Section 15.  Related Party Transactions. (a) The Board shall not cause
                       --------------------------
          the company to enter into any Related Party Transactions to which it is not contractually committed on the Effective Date, and shall cause the company to terminate any existing Related Party Transactions to which the company is contractually committed as of the Effective Date if termination can be accomplished without violating a contract or costing the company any money. "Related Party Transaction" refers to those transactions which must be reported under SEC Regulation S-K Item 404(a). "Effective Date" means the date shareholders approved amendment of the by-laws to add this Section.

          (b) Notwithstanding any other bylaw, this section may not be amended or deleted by the Board without prior shareholder approval.

          (c) The provisions of subsection (a) shall not apply to any Related Party Transaction approved as a separate item of business by holders of a majority of outstanding stock at an annual or special shareholders meeting.

     AND FURTHER, that Article III, Section I be amended to add the following underlined language:

          All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors, except as otherwise provided under Nevada law, [or] the articles of corporation or these Bylaws.
                                                             ---------------

     AND FURTHER, that if the law bars shareholders from binding directors as above, this resolution shall be deemed a recommendation to adopt a policy of seeking shareholder approval before engaging in related party transactions.

                             SUPPORTING STATEMENT
                             --------------------

          This resolution would require or encourage the Company to get shareholder approval for related-party transactions over $60,000. The Company has engaged in at least 14 related-party transactions since 9/30/94, and has not adequately reported them. They include:

     . $10,000,000 note to company founder's estate, half to be paid with 10% annual interest when IPO closed, the other half payable at $1,000,000 per year at 12.5% interest.
     . $1,318,000 in materials, construction work and equipment sold and rented by related parties from 9/15/94 to 1/31/97.

          Until a shareholder complained to the SEC in 1998, not since the 1995 prospectus had related parties' names been revealed in reports sent shareholders (with the exception of noting a director receiving legal fees from the company). Not knowing the related party's identity makes it hard to assess whether these transactions are fair to shareholders.

          Management inaccurately reported the transaction amounts. Its recent amendments to 10K's revealing identities also restated the figures: the 1996 10K claimed Lewis affiliates received $381,381 - that was changed to $539,333. The 1997 10K claimed $19,352 in work, materials and equipment - that was restated to $90,914.

          The SEC can help with disclosure, but does not have the power to protect shareholders if related-party transactions are unfair.

          Shareholders need to protect themselves. This measure would be unnecessary at most companies (having fewer transactions and better reporting) - but is needed at MVC."

Recommendation of the Board of Directors

     The Board of Directors of the Company recommends that the shareholders vote against this proposal for the following reasons:

     Support for the Shareholder's Proposal was solicited by the Building Trades Organizing Project ("BTOP") in a prior proxy statement sent to shareholders. BTOP's stated purpose is to organize (unionize) the work force of non-union companies, such as the Company. Since it began seeking to organize the Company, BTOP has:

     .    Picketed the Company's Nevada job sites,
     . Filed labor charges against the Company, which were withdrawn or dismissed by the National Labor Relations Board.
     .    Interfered with the work of the Company's subcontractors and suppliers,
     .    Attempted to negatively influence the Company's major customers, and
     . Released a litany of negative publicity about the Company which was done in the Company's opinion to drive down the price of the Company's Common Stock

     In the Company's opinion, BTOP has taken the above actions to cause the Company to unionize its Nevada employees. In fact, BTOP describes itself as being involved in southern Nevada in organizing the Company's non-union workforce and thus has stated that it may have interests different from other shareholders. Having been consistently unsuccessful in its campaign against the Company, the Company believes that BTOP then sought shareholder sponsorship for the Shareholder's Proposal as another way to interfere with the Company's normal business operations and to exert further pressure on the Company to unionize its Nevada employees.

     BTOP claims the $10 million promissory note was a related party transaction. In fact, the $10 million promissory note issued to the estate of the Company's founder represented the original purchase price to buy the Company's and its business prior to the Company's initial public offering. The promissory note was paid in part by funds generated from the Company's initial public offering and the Company has since repaid the balance of the promissory note, well in advance of its October 2000 due date. Related party transactions are common in all corporations, public or private. The aggregate amount of all related party transactions involving the Company since the closing of its initial public offering (excluding principal and interest on the original Richard C. Lewis Family Revocable Trust I promissory note) has been less than 1% of the Company's revenue for the same period. As with the vast majority of public companies, all of the Company's related party transactions must be approved by a majority of the Company's disinterested directors.

Please vote AGAINST on the Shareholder's Proposal.

Executive Compensation

     The following table sets forth certain information concerning compensation paid to the Company's executive officers for the years ended December 31, 1998, 1997 and 1996.

                          Summary Compensation Table

                                             Annual                               Long-Term
                                           Compensation                          Compensation
                                           -----------                           ------------
   Name and                                                         Other Annual    Awards       All Other
Principal Position              Year    Salary        Bonus        Compensation     Options     Compensation
------------------              ----  -----------   ----------     ------------  ------------  ------------
Bradley E. Larson               1998  $   150,001   $  133,026(1)       0             0             0
  President, Chief              1997      121,385            0          0             0             0
  Executive Officer and         1996      121,106            0          0             0             0
  Director
Paul R. Lewis                   1998      113,816       94,406(1)       0             0             0
  Chief Operating               1997       93,058            0          0             0             0
  Officer and Director          1996      100,872(2)         0          0             0             0

Alan A. Terril                  1998      103,518       87,304(1)       0             0             0
  Vice President-               1997       98,048       45,318(1)       0             0             0
  Nevada Operations             1996      114,788(2)    17,000(1)       0             0             0
  and Director

Gary W. Burnell                 1998      121,578       96,407(1)       0             0             0
  Vice President, Treasurer     1997       85,584            0          0             0             0
  and Chief Financial Officer   1996            0            0          0             0             0

__________

(1) Bonus amounts reflect payments made under the Company's bonus plan for executive officers.
(2) Amounts reflect a performance bonus based on individual project profitability.

     In January 1998, Mr. Larson signed a five-year employment agreement providing for an annual base salary of $120,000. In January 1997, the Company entered into a five-year employment agreement with Gary W. Burnell, who was appointed Chief Financial Officer of the Company on April 1, 1997. Mr. Burnell's employment agreement provided for an annual base salary of $110,000. In October 1997, Messrs. Lewis, Terril and Nelson signed five-year employment agreements providing for annual base salaries of $110,000, $100,000 and $95,000, respectively. Current annual salaries for these executive officers exceed the above base salary amounts.

Executive Compensation Bonus Plans

     Pursuant to plans adopted in 1996, the Company's executive officers are eligible for cash bonuses based upon the Company's profitability.

Stock Option Plan

     In November 1994, the Company adopted a Stock Option Plan (the "1994 Plan") which provides for the grant of options intended to qualify as "incentive stock options' and "nonstatutory stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, employee directors, and key employees of the Company. Nonstatutory stock options are issuable only to nonemployee directors and consultants of the Company.

     The 1994 Plan is administered by the Compensation Committee of the Board of Directors, which is comprised of nonemployee directors. At December 31, 1997, the Company had reserved 700,000 shares of Common Stock for issuance under the 1994 Plan. Under the 1994 Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the 1994 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The option price for nonstatutory options shall be established by the Board of Directors and shall not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise, unless extended under the Plan grant. Options under the 1994 Plan must be granted within 10 years from the effective date of the 1994 Plan and the exercise date of an option cannot be later than ten years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of April 30, 1999, options had been granted under the 1994 Plan to officers, directors, employees and consultants at an exercise price ranging from $4.38 per share to $6.25 per share. The exercise prices represented the fair market value of the Company's Common Stock at the date such options were granted. Thirty-three percent of the options indicated in the table below are exercisable after one year of continuous service to the Company, sixty-six percent following two years of continuous service to the Company and one hundred percent after three years of continuous service to the Company.

     The table below sets forth the total number of options issued to each executive officer and director of the Company through April 30, 1999:

                                   Number of
                                    Options       Exercise    Expiration
                                    Granted        Price         Date

Bradley E. Larson                    20,000        $6.25       11/13/05
                                     25,000         4.38       12/16/06
                                      7,000         5.88       01/16/08

Kenneth D. Nelson                    14,000         6.25       11/13/05
                                     15,000         4.38       12/16/06
                                      5,800         5.88       04/16/08

Paul R. Lewis                        18,000         6.25       11/13/05
                                     20,000         4.38       12/16/06
                                      6,400         5.88       04/16/08

Alan A. Terril                       15,600         6.25       11/13/05
                                     20,000         4.38       12/16/06
                                      5,800         5.88       04/16/08

Gary A. Agron                        10,000         6.25       11/13/05
                                      7,500         4.38       12/16/06
                                      1,000         5.88       04/16/08

Charles E. Cowan                     10,000         6.25       11/13/05
                                      7,500         4.38       12/16/06
                                      1,000         5.88       04/16/08

Earle C. May                         10,000         4.56       03/01/09

Charles R. Norton                    10,000         4.56       03/01/09

Gary W. Burnell                      80,000         5.31       01/21/07
                                      5,400         5.88       04/16/08

Julie L. Bergo                       10,000         6.25       11/13/05
                                      5,000         4.38       12/16/06
                                      3,650         5.88       04/16/08

Certain Transactions

     The Company was incorporated in Nevada on September 15, 1994. Effective October 1, 1994, following the death of the founder and sole stockholder of Meadow Valley Contractors, Inc. ("MVC"), the Company purchased all of the outstanding Common Stock of MVC for $11.5 million comprised of (i) a $10 million promissory note payable to the Richard C. Lewis Family Revocable Trust I, bearing interest at 10% per annum of which $5 million was due the earlier of 10 days after the closing of the Company's initial public offering or October 31, 1995, and the remaining $5 million was due in five equal annual payments of $1 million bearing interest at 12.5% per annum commencing one year after the initial $5 million was paid and (ii) a promissory note payable to the Richard C. Lewis Family Revocable Trust I valued at $1.5 million paid in full in 1995 by the issuance of 500,000 restricted shares of the Company's Common Stock valued at $3.00 per share. During the year ended December 31, 1997 and 1998, the Company made principal payments on the $10 million promissory note totaling $1.0 million and $1.5 million, respectively, to the Kim A. Lewis Survivors Trust and the Richard C. Lewis Marital Trust, each of which was created pursuant to the Richard C. Lewis Family Revocable Trust I.

     During the years ended December 31, 1997 and 1998, the Company incurred interest expense in the amounts of $412,842 and $243,322, respectively, related to the $10 million promissory note payable to the Richard C. Lewis Family Revocable Trust I and paid interest totaling $437,500 and $278,938, respectively, regarding the same note to the Kim A. Lewis Survivors Trust and the Richard C. Lewis Marital Trust. The note was paid in full by the Company in January 1999.

     During the years ended December 31, 1997 and 1998, the Company purchased ready mix concrete for its prestressed products subsidiary from Leavitt Ready Mix, Inc., a company owned by a sister of Paul R. Lewis, a director and officer of the Company. Leavitt was paid $90,914 in 1997 and $166,703 in 1998.

     In January 1998, Paul R. Lewis repaid a loan from the Company in the amount of $257,575 originally extended to Mr. Lewis in December 1994.

     In 1998, the Company paid mining royalties to Paul R. Lewis in the amount of $109,569 and purchased equipment from Wiser Construction LLC, a company owned by Mr. Lewis, in the amount of $295,000.

Relationship with Independent Public Accountants

     BDO Seidman, LLP, independent accountants, has served as the independent accountants of the Company since 1994. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                               PERFORMANCE GRAPH

                             [GRAPH APPEARS HERE]

                COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN
     AMONG MEADOW VALLEY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE DOW JONES HEAVY CONSTRUCTION INDEX


                           MEADOW     NASDAQ STOCK        DOW JONES
MEASUREMENT PERIOD         VALLEY     MARKET (U.S.)   HEAVY CONSTRUCTION
(FISCAL YEAR COVERED)    CORPORATION      INDEX            INDEX
---------------------    -----------  -------------   ------------------
MEASUREMENT PT -
10/17/95                   $   100       $   100           $   100

FYE 12/95                  $    88       $   102           $   109
FYE 12/96                  $    72       $   126           $   104
FYE 12/97                  $   102       $   154           $    78
FYE 12/98                  $    80       $   216           $    82

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to December 31, 1999. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.


                                OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented at the Annual Meeting, nor has it been advised that other persons will present any other proposals. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.


                              Bradley E. Larson
                              Chief Executive Officer

May 7, 1999

                                     PROXY
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                           MEADOW VALLEY CORPORATION
                           TO BE HELD JUNE 21, 1999

     The undersigned hereby appoints Bradley E. Larson as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Meadow Valley Corporation held of record by the undersigned on April 30, 1999, at the Annual Meeting of Shareholders to be held June 21, 1999, or any adjournment or postponement thereof.

     1. ELECTION OF DIRECTORS

     _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).
     _____  WITHHOLD AUTHORITY to vote for all nominees listed below.

     NOMINEES:  Gary A. Agron, Paul R. Lewis and Earle C. May

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided:

--------------------------------------------------------------------------------

     The Board of Directors recommends a vote "AGAINST" Item 2.

     2.   SHAREHOLDER'S PROPOSAL

          _____ FOR    _____ AGAINST    _____ ABSTAIN

     3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER ,THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE AND AGAINST THE SHAREHOLDER'S PROPOSAL.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:____________________________  __________________________________________
PLEASE MARK, SIGN, DATE AND RETURN       Signature
THE PROXY CARD PROMPTLY USING THE   __________________________________________
ENCLOSED ENVELOPE.                       Signature, if held jointly

PLEASE CHECK BELOW IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING _______ YES, I, (WE), PLAN TO ATTEND